Exhibit 99.1

LEVI STRAUSS & CO. NEWS	1155 Battery Street, San Francisco, CA 94111

Investor Contact: Allison Malkin

Integrated Corporate Relations, Inc.

(203) 682-8200

Media Contact: Jeff Beckman

Levi Strauss & Co.

(415) 501-3317

LEVI STRAUSS & CO. SETS PRICE

OF ITS TENDER OFFER FOR ITS 7.00% NOTES DUE 2006

SAN FRANCISCO (January 10, 2005) – Levi Strauss & Co. (the “Company”) announced today the pricing of its previously announced cash tender offer for up to $450,000,000 of its outstanding 7.00% Notes due 2006 (the “Notes”).

The purchase price to be paid for each $1,000 principal amount of Notes validly tendered and not withdrawn is $1,052.23, plus accrued and unpaid interest up to, but not including, the settlement date, which is expected to be Thursday, January 13, 2005. The purchase price was determined by reference to a yield based on a fixed spread of 75 basis points over the yield to maturity on the 2.50% U.S. Treasury Note due October 31, 2006, based on the bid price for such security at 2:00 p.m., New York City time, on January 10, 2005. The purchase price includes an early tender premium of $20.00 per $1,000 principal amount of Notes to be paid in respect of Notes validly tendered prior to midnight, New York City time, on January 12, 2005.

The tender offer is scheduled to expire at midnight, New York City time, on January 12, 2005. As of January 10, 2005, approximately $366,746,000 of the $450,000,000 aggregate principal amount of Notes had been tendered and not withdrawn.

All of the terms and conditions of the tender offer, including the consideration for the Notes and the expiration date, remain unchanged. The Withdrawal Date (as that term is defined in the Offer to Purchase) prior to which Notes tendered may be validly withdrawn has passed, and Notes tendered through the expiration date of the tender offer may not be validly withdrawn except under the circumstances described in the Offer to Purchase.

Full details of the terms and conditions of the tender offer are included in the Company’s Offer to Purchase dated December 15, 2004, as amended.

Citigroup Global Markets Inc. is the Dealer Manager for the tender offer. Requests for documents may be directed to Georgeson Shareholder Communications Inc., the Information Agent, at (212) 440-9800 or (877) 868-4958.

This press release is neither an offer to purchase nor a solicitation of an offer to sell the Notes or any other security. The tender offer is made only by an Offer to Purchase dated December 15, 2004, as amended. Persons with questions regarding the tender offer should contact the Dealer Manager at (212) 723-6106 or (800) 558-3745. Statements in this press release regarding the offering of debt securities shall not constitute an offer to sell or a solicitation of an offer to buy such debt securities.

This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements relating to our anticipated financing plans and/or statements preceded by, followed by or that include the words “believes,” “could,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “projects,” “seeks,” or similar expressions. These forward-looking statements are necessarily estimates reflecting the best judgment of our senior management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements.

Investors should consider the information contained in our filings with the U.S. Securities and Exchange Commission (the “SEC”), including our Annual Report on Form 10-K for the fiscal year ended 2003, especially in the Risk Factors and Management’s Discussion and Analysis sections, our most recent Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. Other unknown or unpredictable factors also could have material adverse effects on our future results, performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this news release may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this news release.

The Company is not under any obligation and does not intend to make publicly available any update or other revisions to any of the forward-looking statements contained in this news release to reflect circumstances existing after the date of this news release or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized.